Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ
Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			Aris Mining Corporation

Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	5/28/2025

Reporting Entity ESTMA Identification Number	E834893		Original Submission Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:		E468898 Aris Mining Holdings Corp., E032736 Gold X Mining Corp.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the
ESTMA
, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.
Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity		Richard Orazietti			Date	5/28/2025

Position Title		Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name		Aris Mining Corporation				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E834893

Subsidiary Reporting Entities (if necessary)		E468898 Aris Mining Holdings Corp., E032736 Gold X Mining Corp.

Payments by Payee

Country	Payee Name 1	Departments, Agency, etc... within Payee that Received Payments 2	Taxes	Royalties	Fees	Production Entitlements		Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes 34

Colombia	Federal Government of Colombia	Colombian Tax and Customs National Authority	38,860,000	-	-	-		-	-	-	38,860,000

Colombia	Federal Government of Colombia	National Treasury	-	12,495,000	-	-		-	-	-	12,495,000

Colombia	Federal Government of Colombia	Indumil	887,000	-	2,203,000	-		-	-	-	3,090,000

Colombia	Federal Government of Colombia	National Mining Agency	-	5,866,000	3,148,000	-		-	-	-	9,014,000

Colombia	Department of Antioquia	Fiduciaria de Occidente S.A.	-	-	-	-		12,182,000	-	-	12,182,000

The amount reported under the ‘Bonuses’
category were paid by the Company to
a trust administered by the Department
of Antioquia pursuant to ESG support
for the Segovia Operations and
Marmato Mine. Funds in the trust are to
be used for the execution of social
works for the community located in the
municipalities surrounding the
operations.

Guyana	Puruni Community		-	-	-	-		125,000	-	-	125,000

The amount reported under the
‘Bonuses’ category were paid to local
authorities by the Company pursuant to
ESG support for the Toroparu Project.
Funds in are to be used for the
execution of social works for the
community located in the municipalities
surrounding the project.

Guyana	Government of Guyana	Guyana Geology & Mines Commission	-	-	185,000	-		-	-	-	185,000

			-	-		-		-	-	-

Additional Notes:					For Operations in Colombia: Exchange rates: 1 USD = 4,071.30 COP. For Operations in Guyana: 1 USD = 215 GYD. Exchange rate method: average during reporting period.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2024	To:	12/31/2024

Reporting Entity Name			Aris Mining Corporation			Currency of the Report	USD

Reporting Entity ESTMA Identification Number			E834893

Subsidiary Reporting Entities (if necessary)		E468898 Aris Mining Holdings Corp., E032736 Gold X Mining Corp.

Payments by Project

Country	Project Name 1	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes 23

Colombia	Segovia Operations	36,552,000	13,791,000	2,248,000	-	11,224,000	-	-	63,815,000
The amount reported under the ‘Bonuses’ category were
paid by the Company to a trust administered by the
Department of Antioquia pursuant to ESG support for
the Segovia Operations. Funds in the trust are to be
used for the execution of social works for the
community located in the municipalities surrounding
the operations.

Colombia	Marmato Mine	3,189,000	4,570,000	1,834,000	-	958,000	-	-	10,551,000
The amount reported under the ‘Bonuses’ category
were paid by the Company to a trust administered by
the Department of Antioquia pursuant to ESG support
for the Marmato Mine. Funds in the trust are to be
used for the execution of social works for the
community located in the municipalities surrounding
the operations.

Colombia	Soto Norte Project	6,000	-	-	-	-	-	-	6,000

Colombia	Corporate	-	-	1,269,000	-	-	-	-	1,269,000

Guyana	Toroparu	-	-	185,000	-	125,000	-	-	310,000
The amount reported under the ‘Bonuses’ category
were paid to a foundation and a trust by the Company
pursuant to ESG support for the Toroparu Project.
Funds in are to be used for the execution of social
works for the community located in the municipalities
surrounding the mine.

Additional Notes 3 :					For Operations in Colombia: Exchange rates: 1 USD = 4,071.30 COP. For Operations in Guyana: 1 USD = 215 GYD. Exchange rate method: average during reporting period.